PRESS RELEASE

Clorox Board of Directors Unanimously Affirms Commitment to Strategic Plan

Board Concludes Icahn’s Proposal Is Not in Best Interest of Stockholders

OAKLAND, Calif., July 18, 2011 – The Clorox Company (NYSE: CLX) today announced that the company’s board of directors, in consultation with its independent legal and financial advisers, has unanimously determined that the continued implementation of the company’s strategic plan is the best way to generate significant value for all Clorox stockholders. The board also determined that the unsolicited, conditional proposal from Icahn Enterprises L.P. (“Icahn”) to acquire Clorox substantially undervalues the company.

“Our board has unanimously determined Mr. Icahn’s unsolicited proposal is neither credible nor adequate,” said Lead Director Gary Michael.

“At Clorox, we have a proven track record of delivering superior financial returns to our stockholders,” said Chairman and CEO Don Knauss. “Importantly, over the last three years since the start of the global recession, Clorox’s total stockholder return was 43 percent versus 10 percent for the S&P 500 and 34 percent for our comprehensive consumer packaged goods peer group.”1

Clorox has a long history of consistently generating strong cash flow of 10 percent or more of net sales, which has been effectively deployed to increase the value of the company and reward Clorox stockholders. Since the beginning of fiscal year 2006, Clorox has returned more than $2.6 billion in cash to stockholders in the form of dividends and share repurchases.2 The company has increased total annual dividends paid to Clorox stockholders every year for the past 34 years, and the company has doubled the dividend from $1.20 to $2.40 per diluted share in the past five years.

“Clorox has leading brands that are well-positioned in their categories and continuing to gain market share,” added Knauss. “In fact, on an all-outlet retail basis, our U.S. brands have gained significantly more market share than any other branded consumer products company, or private label, in our categories over the last three years.”3

The board stated it is committed to continued stockholder value creation and the company’s results speak to that. The board regularly evaluates opportunities given the dynamic nature of the company’s industry and remains open to considering any credible plan to create significant stockholder value.

Knauss concluded, “We are confident that our centennial strategy, including our focus on consumer megatrends and returning excess cash to stockholders, is the right path to continue creating superior value for our stockholders.”

The text of the response letter sent to Mr. Icahn is set forth below:

Dear Mr. Icahn:

I am writing in response to your letter dated July 14, 2011.

____________________

1	Stock price appreciation plus dividends July 1, 2008, through June 30, 2011. Peer companies: An average of 18 consumer packaged goods companies, including Clorox, used for financial benchmarking purposes. For more information on Clorox’s peer group, see www.TheCloroxCompany.com/investors.
2	July 1, 2006, through March 31, 2011.
3	Based on market share points for sales across all U.S. retail outlets in categories in which Clorox participates as measured by SymphonyIRI, including POS and panel data on a 52 week basis for three years ending June 26, 2011.

Our board of directors, with the assistance of our independent financial and legal advisers, has met and thoroughly evaluated your conditional proposal. The board unanimously concluded your proposal substantially undervalues the company and is neither credible nor adequate.

We are always interested in the views and opinions of our stockholders, and our board remains open to considering any credible plan to create significant stockholder value.

Clorox has a long history of outstanding financial and operational performance. We have generated strong cash flow of 10 percent or more of net sales, which we’ve effectively deployed to increase the value of the company and reward Clorox stockholders. Since the beginning of fiscal year 2006, we’ve returned more than $2.6 billion in cash to stockholders in the form of dividends and share repurchases. We’ve increased total annual dividends paid to Clorox stockholders every year for the past 34 years, and doubled the dividend from $1.20 to $2.40 per diluted share in the past five years.1 Importantly, over the last three years since the start of the global recession, Clorox’s total stockholder return was 43 percent versus 10 percent for the S&P 500 and 34 percent for our comprehensive consumer-packaged-goods peer group.2

We are confident our centennial strategy, including our focus on consumer megatrends and returning excess cash to stockholders, is the right path to continue creating superior value for our stockholders.

We share your confidence in our company.

Sincerely yours,
/s/ Don Knauss
Donald R. Knauss

1	July 1, 2006, through March 31, 2011.
2	Stock price appreciation plus dividends July 1, 2008, through June 30, 2011. Peer companies: An average of 18 consumer packaged goods companies, including Clorox, used for financial benchmarking purposes.

Goldman, Sachs & Co. and J.P. Morgan Securities LLC are serving as financial advisers, and Wachtell, Lipton, Rosen & Katz is legal adviser.

The Clorox Company

The Clorox Company is a leading manufacturer and marketer of consumer products with 8,300 employees and fiscal year 2010 revenues of $5.2 billion. Clorox markets some of consumers' most trusted and recognized brand names, including its namesake bleach and cleaning products, Green Works® naturally derived home care products, Pine-Sol® cleaners, Poett® home care products, Fresh Step® cat litter, Kingsford® charcoal, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration products, Glad® bags and wraps and containers, and Burt’s Bees® natural personal care products. Nearly 90 percent of Clorox Company brands hold the No. 1 or No. 2 market share positions in their categories. The company’s products are manufactured in more than two dozen countries and sold in more than 100 countries. Clorox is committed to making a positive difference in the communities where its employees work and live. Founded in 1980, The Clorox Company Foundation has awarded cash grants totaling more than $80 million to nonprofit organizations, schools and colleges. In fiscal year 2010 alone, the foundation awarded $3.5 million in cash grants, and Clorox made product donations valued at $8.8 million. For more information about Clorox, visit www.TheCloroxCompany.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward-looking statements involve risks and uncertainties. Except for historical information, matters discussed in this press release, including any statements about future results, stockholder value, volume, sales, costs, cost savings, earnings, cash flows, plans, objectives, expectations, growth, or profitability, are forward-looking statements based on management’s estimates, assumptions and projections. Words such as “will,” “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “path,” “continue” and variations on such words, and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed in this press release. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the fiscal year ended June 30, 2010, as updated from time to time in the company’s SEC filings. These factors include, but are not limited to: the company’s costs, including volatility and increases in commodity costs such as resin, diesel, chlor-alkali, sodium hypochlorite, agricultural commodities and other raw materials; the ability of the company to implement and generate expected savings from its programs to reduce costs; the success of the company’s strategies; risks relating to acquisitions, mergers, divestitures and joint ventures; the ability of the company to successfully manage risks inherent in litigation; the success of new products and the ability of the company to develop products that delight the consumer; consumer and customer reaction to price increases; competitive actions; unfavorable worldwide general economic and marketplace conditions and events; unfavorable political conditions in international markets and risks relating to international operations; risks relating to changes in the company’s capital structure, including risks related to the company’s ability to execute on share repurchase plans and the impact thereof on the company’s capital structure and earnings per share; risks arising from decreases in cash flow, whether resulting from declining sales, higher cost levels, tax payments, debt payments, share repurchases, interest cost increases greater than management’s expectations, or increases in debt or changes in credit ratings, or otherwise; and the company’s ability to maintain its business reputation and the reputation of its brands.

The company’s forward-looking statements in this press release are based on management’s current views and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Contacts:

Media Relations:
Kathryn Caulfield (510) 271-7209, kathryn.caulfield@clorox.com
Dan Staublin (510) 271-1622, dan.staublin@clorox.com

Joele Frank / Andrew Siegel / Andi Rose
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Investor Relations:
Steve Austenfeld (510) 271-2270, steve.austenfeld@clorox.com
Li-Mei Johnson (510) 271-3396, li-mei.johnson@clorox.com